CONSOLIDATED-TOMOKA LAND CO.

           PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
                    ANNUAL MEETING OF SHAREHOLDERS
                            APRIL 23, 2003

The undersigned hereby appoints William H. McMunn and Bruce W. Teeters, each or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent, and to vote, as designated below, all the shares of common stock of Consolidated-Tomoka Land Co. held of record by the undersigned on February 27, 2003, at the annual meeting of shareholders to be held April 23, 2003, or any adjournment or postponement thereof.

Election of three Class III Directors for three-year terms ending
2006.

 [  ] FOR all nominees listed below    [  ] WITHHOLD AUTHORITY to vote
      (except as marked to the              for all nominees listed
       contrary below)                      below

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

Class III.  William O. E. Henry, H. Jay Skelton, and William J. Voges

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                      CONSOLIDATED-TOMOKA LAND CO.
                                 PROXY

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
If signing for a corporation, or partnership, authorized person should sign full corporation or partnership name and indicate capacity in which they sign.

Dated
      -----------------------------

Signature
          -------------------------

Signature
          -------------------------
(if held jointly)

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.






                    CONSOLIDATED-TOMOKA LAND CO.
                       Post Office Box 10809
                Daytona Beach, Florida 32120-0809

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          April 23, 2003

To the Shareholders:

The annual meeting of shareholders of Consolidated-Tomoka Land Co., a Florida corporation (the "Company"), will be held at the LPGA
International Clubhouse, 1000 Champions Drive, Daytona Beach, Florida, on Wednesday, April 23, 2003, at ten o'clock in the morning for the following purposes:

   1. To elect three directors to serve for a three-year term expiring at the annual meeting of shareholders to be held in 2006, or until their successors are elected and qualified.

   2. To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 27, 2003, are entitled to notice of, and to participate in and vote at the meeting.

A complete list of shareholders as of the record date will be available for shareholders' inspection at the Corporate Offices at 149 South Ridgewood Avenue, Daytona Beach, Florida, for at least ten days prior to the meeting.

                                   By Order of the Board of Directors

                                   /S/ Linda Crisp
                                   ----------------------------------
                                   Linda Crisp
                                   Corporate Secretary

Daytona Beach, Florida
March 14, 2003

ALL SHAREHOLDERS ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. This proxy is revocable by you at any time before it is exercised by notifying the corporate secretary of the Company in writing or by submitting a properly executed, later-dated proxy. Signing a proxy will not affect your right either to attend the meeting and vote your shares in person or to give a later proxy.

A COPY OF THE COMPANY'S MOST RECENT FORM 10-K ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED, WITHOUT
CHARGE, TO ANY SHAREHOLDER UPON WRITTEN REQUEST DIRECTED TO THE
COMPANY'S SECRETARY, P. O. BOX 10809, DAYTONA BEACH, FLORIDA 32120-
0809.

                      CONSOLIDATED-TOMOKA LAND CO.
                            PROXY STATEMENT
                             INTRODUCTION

This proxy statement and the enclosed form of proxy are being sent to the shareholders of Consolidated-Tomoka Land Co., a Florida corporation (the "Company"), on or about March 14, 2003, in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the annual meeting of shareholders to be held on Wednesday, April 23, 2003 (and at any adjournment or adjournments thereof), for the purposes set forth in the accompanying notice of annual meeting. Shareholders who execute proxies retain the right to revoke them at any time before they are exercised by sending written notice to the secretary of the Company, by submitting a properly executed, later-dated proxy, or by attending the annual meeting and electing to vote in person.

The cost of preparing, assembling, and mailing material in connection with this solicitation will be borne by the Company.

At the close of business on February 27, 2003, there were 5,615,579 shares of common stock, $1 par value, of the Company outstanding.
Each holder of common stock of record on that date is entitled to one vote for each share held by such shareholder on every matter submitted to the meeting. The Company's Articles of Incorporation and Bylaws do not provide for cumulative voting for the election of directors, which is permitted but not required by Florida law.

See "Interests in Stock" below for information as to the beneficial ownership of common stock of the Company as of February 27, 2003 by each director of the Company and by all directors and executive officers as a group.

                PROPOSAL 1:     ELECTION OF DIRECTORS

The Company's Articles of Incorporation divide the Board of Directors into three classes, as nearly equal as possible. At the 2003 annual meeting of shareholders, three Class III directors are to be elected, each to hold office until the annual meeting of shareholders to be held in 2006, or until their successors are elected and qualified.

The Company has no nominating committee other than the Board of Directors for the selection of candidates to serve as directors. It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election as directors, of the persons named below who have been designated by the Board of Directors as nominees for Class III unless authority to do so is withheld.

All nominees for election as directors are now directors, each having been elected by the shareholders at the April 2000 annual meeting. Each nominee has indicated his willingness to serve if elected. If any nominee should be unable to serve, which is not now anticipated, the proxy will be voted for such other persons as shall be determined by the persons named in the proxy in accordance with their judgment.

The election of Messrs. Henry, Skelton, and Voges will require the affirmative vote of the holders of a plurality of the shares present or represented at the meeting. The Board of Directors of the Company recommends a vote "for" the election of Messrs. Henry, Skelton, and Voges as directors in Class III. Proxies solicited by the Board will be so voted unless shareholders specify in their proxies a contrary choice. Abstentions will be treated as shares represented at the meeting, but not voting, so they will have no effect on the outcome of the voting to elect directors. Broker non-votes will not be considered as shares represented at the meeting.

Additional information concerning the nominees and the directors appears below.

NAME,
AGE AT JANUARY 31, 2003,                       CLASS AND      OTHER
AND PRINCIPAL OCCUPATION                       DIRECTOR       EXPIRATION      BUSINESS
SINCE JANUARY 1, 1998                          SINCE          OF TERM         AFFILIATIONS
------------------------                       ---------      ----------      ------------
JOHN C. ADAMS, JR.-AGE 66(1)(2)                     1977               I          None
Executive vice president of Brown and Brown,                        2004
Inc. (an insurance agency) since January 1999.
Chairman of the board of Hilb, Rogal and
Hamilton Company of Daytona Beach, Inc.
(an insurance agency) from January 1994 to
December 1998 and executive vice president
operations from January 1994 to December 1998.
Executive vice president of Hilb, Rogal and
Hamilton Company, Richmond, Virginia,
from 1993 to December 1998

BOB D. ALLEN-AGE 68(1)                              1990                I         None
Chairman of the board since April 1998;                              2004
chief executive officer of the Company
from March 1990 to April 2001; and president
of the Company from March 1990 to January 2000

WILLIAM O. E. HENRY-AGE 75(3)                       1977              III         None
Practicing attorney and partner                                      2003
in law firm of Holland & Knight LLP

ROBERT F. LLOYD-AGE 67(2)                           1991               II         None
Chairman of the board and chief executive                            2005
officer of Lloyd Buick-Cadillac Inc.

WILLIAM H. McMUNN-AGE 56(1)                         1999               II         None
President of the Company since January 2000
and chief executive officer since April 2001;
chief operating officer of the Company from
January 2000 to April 2001; president,
Indigo Development Inc., a subsidiary of
the Company, since December 1990

DAVID D. PETERSON-AGE 71(1)(2)                      1984                I         None
Chairman of the executive committee of the
Company; retired president and chief executive
officer of Baker, Fentress & Company
(a publicly owned, closed-end investment company)
since June 1996.

NAME,
AGE AT JANUARY 31, 2003,                       CLASS AND      OTHER
AND PRINCIPAL OCCUPATION                       DIRECTOR       EXPIRATION      BUSINESS
SINCE JANUARY 1, 1998                          SINCE          OF TERM         AFFILIATIONS
------------------------                       ---------      ----------      ------------
H. JAY SKELTON-AGE 65(3)                            2000             III          None
President and chief executive officer of DDI,                       2003
Inc. (a diversified family holding company)
since July 1989

BRUCE W. TEETERS-AGE 57                             1990              II          None
Senior vice president-finance and treasurer                         2005
of the Company since January 1988

WILLIAM J. VOGES-AGE 48(3)                          2001             III          None
President, chief executive officer since 1997,
and general	counsel from 1990 of The Root
Organization (a private investment company with
diversified holdings)

(1) Member of the Executive Committee of the Company, which had no meetings in 2002. The Executive Committee has the authority during intervals between meetings of the Board of Directors to exercise power on matters designated by the Board.

(2) Member of the Compensation and Stock Option Committee, which had two meetings in 2002. The committee annually reviews existing compensation levels for the executive officers, makes compensation recommendations to management and the Board of Directors, and administers the 2001 Stock Option Plan.

(3) Member of the Audit Committee, which had four meetings in 2002. The committee meets with representatives of the Company's independent auditors to (a) discuss the scope, fees, timing and results of the annual audit; (b) review the consolidated financial statements on a quarterly basis, and (c) perform other duties as directed by the Board of Directors. The Audit Committee acts under a written charter adopted by the Board of Directors. All members of the Audit Committee are "independent" (as defined in Section 121(A) of the American Stock Exchange Listing Standards).

During 2002, the Board of Directors held one regular and three special meetings. Each non-employee director received a fee of $1,500 for each board meeting he attended in 2002. Each non-employee director received, in addition to meeting fees, an annual retainer of $15,000, payable quarterly. Beginning May 1, 2002, Mr. Allen received, as Chairman of the Board, an annual fee of $50,000, payable quarterly, in addition to receiving regular directors' fees. Mr. Peterson received, as Chairman of the Executive Committee, an additional annual fee of $9,000, payable quarterly. Members of the Executive, Audit, and Compensation and Stock Option Committees also received $1,500 for each meeting of those committees attended in 2002, and Chairmen of those committees received $2,000 per meeting attended. Audit Committee members received an Audit Committee fee of $500 for each quarterly review of the Company's audited financial statements.

Because of increased responsibilities, effective January 22, 2003, fees for members of the Audit Committee were increased to $2,500 for the Chairman and $1,500 for members for each meeting they attend. Effective March 31, 2003, the annual fee payable to the Chairman of the Executive Committee will be eliminated. The Chairman will then receive the same fee as the Chairman of the other committees, except the Audit Committee Chairman.

All members of the Board attended 100% of the meetings of the Board and all committees on which they served during 2002.

                          INTERESTS IN STOCK

The following table contains information at February 27, 2003 on the number of shares of common stock of the Company, of which each director and each officer named in the Summary Compensation Table set forth elsewhere in this Proxy Statement had outright ownership, or, alone or with others, any power to vote or dispose of the shares, or to direct the voting or disposition of the shares by others, and the percentage of the aggregate of such shares to all of the outstanding shares of the Company. The table also sets forth information with respect to all persons known by the Company to own beneficially more than 5% of the Company's common stock as of February 27, 2003:

                                                     Power over Voting
                                                     and Disposition         Aggregate
Name                                                 Sole       Shared    Shares    Percent
-------------------------------------------          -----------------    -----------------
Third Avenue Management LLC (1)                      612,313        --    612,313     10.9%
  622 Third Avenue, 32nd Floor
  New York, NY 10017
John C. Adams, Jr.                                    11,600 (2)    --	   11,600 (2)  0.2%
Bob D. Allen                                          88,634        --     88,634      1.6%
Robert F. Apgar                                       10,400 (3)    --     10,400      0.2%
William O. E. Henry                                      500        --        500       --
Robert F. Lloyd                                          500        --        500       --
William H. McMunn                                     35,007 (3)    --     35,007 (3)  0.6%
David D. Peterson                                      4,887        --      4,887       --
H. Jay Skelton                                            --     1,000      1,000       --
Bruce W. Teeters                                      21,415 (3)    57     21,472 (3)  0.4%
William J. Voges                                         430       289(4)     719       --
Directors and Executive Officers
  as a group (10 persons)                            173,373 (3) 1,346    174,719 (3)  3.1%

(1) Registered investment adviser with offices at the above address. Information derived from Schedule 13G, dated January 30, 2003, filed with the Securities and Exchange Commission.
(2) Does not include 4,400 shares held in trust for his wife who has sole voting and disposition power over these shares.
(3) Includes shares subject to options that are currently exercisable within 60 days of March 1, 2003: Robert F. Apgar, 2,400 shares; William H. McMunn, 8,000 shares; Bruce W. Teeters, 3,200 shares; and executive officers as a group, 13,600 shares.
(4) Shares held jointly with his wife.

                         CERTAIN TRANSACTIONS

William O. E. Henry, a Director of the Company, is a partner in the law firm of Holland & Knight LLP, which served as counsel to the Company during the fiscal year ended December 31, 2002.

                        EXECUTIVE COMPENSATION

The sections which follow provide extensive information pertaining to the compensation of the executive officers of the Company. This information is introduced in the Compensation Committee Report on Executive Compensation set forth below which describes the policies and components of the Company's Compensation Program.

   COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN AMONG
      CONSOLIDATED-TOMOKA LAND CO., AMERICAN STOCK EXCHANGE INDEX,
                    AND REAL ESTATE INDUSTRY INDEX

The following performance graph shows a comparison of cumulative total shareholder return from a $100 investment in the stock of the Company over the five-year period ending December 31, 2002, with the cumulative shareholder return of the American Stock Exchange Composite Index and the Real Estate Industry Index (MG industry Group). Note that historic stock price performance is not necessarily indicative of future price performance.

                                             FISCAL YEAR ENDING
                                             ------------------
COMPANY/INDEX/MARKET      12/31/1997 12/31/1998 12/31/1999 12/31/2000 12/31/2001 12/31/2002
--------------------      ---------- ---------- ---------- ---------- ---------- ----------
CONSOLIDATED-TOMOKA LAND CO. $100.00     $98.64    $122.98    $121.47    $115.87    $111.25
REAL ESTATE DEVELOPMENT      $100.00     $81.12    $ 74.96    $ 70.98    $120.25    $117.68
AMEX MARKET INDEX            $100.00     $73.60    $ 71.99    $ 56.63    $ 65.17    $ 45.29

        REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
                      ON EXECUTIVE COMPENSATION

The Compensation and Stock Option Committee of the Board of Directors consists solely of independent, outside directors, and they met twice during 2002. The Committee reviews and recommends salary adjustments for officers and key personnel with salaries in excess of $75,000, administers the Company's 2001 Stock Option Plan, and makes recommendations to the Board with respect to the Company's Compensation Program for the executive officers named in the following Summary Compensation Table. The three individuals named in the Summary Compensation Table are the only persons earning more than $100,000 in annual compensation who fall within the Securities and Exchange Commission definition of executive officers.

The annual compensation program includes base pay plus an incentive program to reward key management employees who are in a position to make substantial contributions to the success or the growth of the Company and its subsidiaries. The Company seeks to provide through this program compensation opportunities that are competitive and directly related to Company performance. All participants in the

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION (CONTINUED)

incentive plan were approved by the Compensation Committee. There were eight participants in the plan during 2002.

The executive officers are evaluated on performance, corporate and individual, based on a pay-for-performance system. Corporate performance is based on the Company's growth in earnings per share and progress on projects and activities which will have a major effect on future earnings. Individual performance includes implementation of goals and objectives, strategic planning, civic involvement, and public affairs. Base pay is designed to provide competitive rewards for the normal duties associated with the individual's job description. The incentive pay component is designed to stimulate actions that contribute to improved operating and financial results. The incentive awards are based on the achievement of predetermined corporate and individual performance goals.

The Summary Compensation Table shows the incentive awards (Bonus in the Table) to the named executive officers for the past three years. For 2002, the goals for all executive officers included an overall operating and financial performance target measured by net income plus additional quantitative indicators. In addition to the 2002 quantified objectives, the Committee evaluated performance against predetermined qualitative objectives in determining the amount of incentive awards.

The Summary Compensation Table shows the Options/SAR (Stock Appreciation Right) Grants to the named executive officers for the past three years. The exercise price of the options granted was equal to the market value of the underlying common stock on the date of the grant. Therefore, the value of these grants to the officers is dependent solely upon the future growth in share value of the Company's common stock. The stock appreciation right entitles the optionee to receive a supplemental payment, which at the election of the Committee may be paid in whole or in part in cash or in shares of common stock equal to a portion of the spread between the exercise price and the fair market value of the underlying shares at the time of exercise.

The Company's CEO, Mr. McMunn, received a 3-1/2% increase in base pay determined by salary surveys, which indicated such an increase was appropriate to maintain a competitive salary structure. Mr. McMunn also received a bonus of $120,000 for 2002 based on his performance as it relates to improvements in the Company's earnings per share and net income, as well as the continuing growth of the Company's business. Earnings per share increased substantially over the 2001 results. Mr. McMunn did not receive a bonus in 2001. The Committee believes that the components of salary, Stock Options/SARs, and incentive awards are fair, competitive, and in the best interest of the Company. Specific salary and incentives are disclosed in the Summary Compensation Table and the Options/SAR Grants in Last Fiscal Year Table.

By the Compensation Committee:  John C. Adams, Jr., Chairman; Robert
F. Lloyd and David D. Peterson.

                      SUMMARY COMPENSATION TABLE

The following table sets forth the annual, long-term and other compensation for our Chief Executive Officer and each of the other executive officers during the last fiscal year, as well as the total annual compensation for each such individual for the two previous fiscal years.

AWARDS                                                               LONG-TERM COMP. AWARDS
NAME AND PRINCIPAL       FISCAL                      OTHER ANNUAL    SECURITIES UNDERLYING
POSITION                 YEAR(a)  SALARY    BONUS    COMPENSATION(b) OPTIONS/SARS
------------------       ------   -------   -------  --------------  ----------------------
William H. McMunn          2002  $234,000  $120,000      $7,173             20,000
President and              2001  $219,336  $    -0-      $8,396             20,000
Chief Executive Officer    2000  $200,004  $ 70,000      $8,710                -0-

Bruce W. Teeters           2002  $203,202  $ 60,000      $5,935              8,000
Senior Vice President -    2001  $195,387  $    -0-      $5,827              8,000
Finance and Treasurer      2000  $187,872  $ 40,000      $6,971                -0-

Robert F. Apgar            2002  $132,504  $ 60,000      $9,224              8,000
Senior Vice President -    2001  $125,000  $    -0-      $9,013              6,000
General Counsel            2000  $117,408  $ 40,000      $8,952                -0-

(a) 12/31 Fiscal Year
(b) Other compensation includes personal use of company automobile, premium for term life insurance exceeding $50,000, and LPGA Club membership fees.

               OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

The following table sets forth information concerning options granted to executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2002:

                   NUMBER OF       % OF TOTAL                                            POTENTIAL REALIZABLE
                   SECURITIES      OPTIONS/SARS                                          VALUE AT ASSUMED
                   UNDERLYING      GRANTED TO                PER SHARE                   ANNUAL RATES OF STOCK
                   OPTIONS/SARS    EMPLOYEES IN    DATE OF   EXERCISE     EXPIRATION     PRICE APPRECIATION
NAME               GRANTED (1)     FISCAL YEAR     GRANT     PRICE        DATE           FOR OPTION TERM (2)
------------------ ------------    ------------    -------   ---------    ----------     ---------------------
                                                                                             5%          10%
                                                                                         ---------    --------
William H. McMunn        20,000           41.7%    01/23/02     $20.05      01/23/12      $252,187    $639,091
Bruce W. Teeters          8,000           16.7%    01/23/02     $20.05      01/23/12      $100,875    $255,636
Robert F. Apgar           6,000           12.5%    01/23/02     $20.05      01/23/12       $75,656    $191,727

(1) Each of these options was granted pursuant to the 2001 Stock Option Plan and is subject to the terms of such plan. These options are exercisable to no more than one-fifth (1/5) of the total number of shares covered by the option during each twelve (12) month period commencing twelve (12) months after the date of grant on January 23, 2002. In addition, each of these option grants included a tandem SAR, exercisable only to the extent that the related option is exercisable. Upon the exercise of a tandem SAR, the holder is entitled to receive the value of the SAR, calculated by subtracting the excess of the fair market value of the common stock over the exercise price of the related option from the quotient obtained by dividing such amount by one minus the holders' personal income tax rate. The tandem SAR is payable upon exercise in cash or common stock, at the discretion of the stock option committee. The tandem SAR can be exercised only until the later of the end of (i) the 90-day period following the exercise of the related option or (ii) the 10-day period beginning on the 3rd business day after the date on which the Company releases its official financial data for the quarter in which the related option was exercised.
(2) Potential gains are calculated net of the exercise price but before taxes associated with the exercise. These amounts represent hypothetical gains that could be achieved for the options if they were exercised at the end of the option term. The assumed 5% and 10% rates of stock appreciation are based on appreciation from the exercise price per share. These rates are provided in accordance with the rules of the SEC and do not represent our estimate or projection of our future common stock price. Actual gains, if any, on stock option exercises are dependent on our future financial performance, overall stock market conditions and the option holders' continued employment through the vesting period. These amounts do not include the value of the options' tandem SARs because the value of such SARs will not be determinable until the time of exercise.

        AGGREGATE OPTION/SAR EXERCISES DURING FISCAL YEAR 2002
               AND FISCAL YEAR END OPTION/SAR VALUES

The following table provides information related to options exercised by the named executive officers during the fiscal year ended December 31, 2002 and the number of options at fiscal year end which are currently exercisable.

                                                 NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                    SHARES          VALUE        UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS/SARS
                    ACQUIRED ON     REALIZED     OPTIONS AT FY-END (1)             AT FY-END($) (2)(3)
NAME                EXERCISE(#)     ($)          EXERCISABLE   UNEXERCISABLE       EXERCISABLE   UNEXERCISABLE
-----------------   -----------     --------     -----------   -------------       -----------   -------------
William H. McMunn       -0-            $0              4,000          36,000           $19,200         $76,800
Bruce W. Teeters        -0-            $0              1,600          14,400           $ 7,680         $30,720
Robert F. Apgar         -0-            $0              1,200          10,800           $ 5,760         $23,040

(1) These amounts do not include tandem SARs.
(2) These amounts do not include the value of the options' tandem SARs because the value of such SARs will not be determinable until the time of exercise.
(3) The value of unexercised in-the-money options represents the aggregate amount of the excess of $19.25, the closing price of the Company's Common Stock on December 31, 2002, over the exercise price of all options held on such a date.

                       EQUITY COMPENSATION PLANS

The following table summarizes share and exercise price information about the Company's equity compensation plans as of December 31, 2002:

                                                                    Number of securities
                                                                    remaining available for
                                                                    future issuance under
                    Number of securities to   Weighted-average      equity compensation
                    be issued upon exercise   exercise price of     plans (excluding
                    of outstanding options,   outstanding options,  securities reflected
Plan Category       warrants and rights       warrants and rights   in the first column)
-------------       -----------------------   -------------------   -----------------------
Equity compensation
plans approved by
security holders                     94,000                $17.31                  454,000

Equity compensation
plans not approved
by security holders                       0                   n/a                        0

  Total                              94,000                $17.31                  454,000
                                     ======                ======                  =======

                       DEFERRED COMPENSATION PLANS

Under the Company's Unfunded Deferred Compensation Plan, effective July 1, 1981, fees earned by directors for service on the Board and its committees may be deferred until the director attains seventy years of age or ceases to be a member of the Board, whichever occurs first. Under a similar plan effective October 25, 1982, officers and key employees of the Company may elect to defer all or a portion of their earnings until such time as the participant ceases to be an officer or key employee. All sums credited to a participating director, officer, or employee under either of these plans may be distributed in a lump sum or in installments over not more than ten calendar years following the end of the deferral period. The participant will be entitled to elect the size of the installments and the period over which they will be distributed. The deferred compensation accrues interest annually at the average rate of return earned by the Company on its short-term investments. Compensation deferred pursuant to these plans during 2002 by officers named in the compensation table above is included in the table.

                              PENSION PLAN

The Company maintains a defined benefit plan for all employees who have attained the age of 21 and completed one year of service.
Pension benefits are based primarily on years of service and the average compensation for the five highest years during the final ten years of employment. The benefit formula generally provides for a life annuity benefit. The amount of the Company's contributions or accrual on behalf of any particular participant in the pension plan cannot readily be determined. The following table shows the estimated annual benefit payable under the pension plan (utilizing present levels of Social Security benefits) upon retirement to persons in a range-of-salary and years-of-service classification:

                          PENSION PLAN TABLE

                                                        YEARS OF SERVICE
              FINAL AVERAGE                             ----------------
              EARNINGS AS OF             15         20         25        30        35
              1/1/02                   NRA=65     NRA=65     NRA=65    NRA=65    NRA=65
              -----------------        ------     ------     ------    -------   --------
                       $125,000       $30,200    $40,267    $50,333   $ 60,400   $ 70,467
                       $150,000       $36,950    $49,267    $61,583   $ 73,900   $ 86,217
                       $175,000       $43,700    $58,257    $72,822   $ 87,400   $101,967
             $200,000 & Greater       $50,450    $67,267    $84,083   $100,900   $117,717

NRA = normal retirement age
Calendar year of 65th birthday = 2002
2002 Social Security covered compensation level is $39,444.
Pension Benefit is Subject to IRC Section 415 Benefit Limitation of
$160,000.
Pensionable Earnings are Subject to IRC Section 401(a)17 Salary
Limitation of $200,000.
The above benefits are not subject to Social Security or other offset amounts.

As of December 31, 2002, the executive officers named in the compensation table above are expected to be credited with years of service under the amended plan as follows: Mr. Apgar, 12 years; Mr. McMunn, 12 years; and Mr. Teeters, 23 years.

      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee, except David D. Peterson, has ever served as an officer or employee of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under applicable SEC regulations. Mr. Peterson served as Chairman of the Board from 1987 to 1998, and was Acting President and Chief Executive Officer from 1989 to 1990.

                     REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in fulfilling the Board's oversight responsibilities relating to (1) the financial reports and other financial information provided by the Company to the public, (2) the Company's systems of internal controls regarding finance and accounting established by management, and (3) the Company's auditing, accounting and financial reporting processes generally.

The Audit Committee contracts with the independent auditors to audit the financial statements of the Company, and presents its selection with respect to such contract to the Company's Board of Directors; inquires as to the independence of the auditors, and obtains at least annually the auditors written statement describing their independent status; meets with the independent auditors, with and without management present, to discuss their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting; investigates any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, as deemed necessary by the Audit Committee.

In connection with the preparation and filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2002:

   The Audit Committee reviewed and discussed the audited financial statements with management;

   The Audit Committee discussed with the independent auditors the material required to be discussed by Statement of Auditing
   Standards 61; and

   The Audit Committee reviewed the written disclosures and the letter from the independent auditors required by the Independence
   Standards Board Standard No. 1 and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

Based on the review and discussions referred to above, the Audit
Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002.

By the Audit Committee: H. Jay Skelton, Chairman; William O. E. Henry; and William J. Voges

             INFORMATION CONCERNING INDEPENDENT AUDITORS

The Company has selected the firm of KPMG LLP to serve as the independent auditors for the Company for the current fiscal year ending December 31, 2003. That firm served as the Company's independent auditors beginning July 24, 2002, for its fiscal year ended December 31, 2002. On July 24, 2002, the Company dismissed Arthur Andersen LLP as the Company's independent auditors. This decision was approved by the Company's Board of Directors upon the recommendation of the Audit Committee.

The reports of Arthur Andersen LLP for the fiscal years ended December 31, 2000 and December 31, 2001 did not contain an adverse opinion, disclaimer of opinion, qualifications, or modification as to uncertainty, audit scope or accounting principles. There were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure for the fiscal years ended December 31, 2000 and December 31, 2001 or in the interim periods subsequent to December 31, 2001 that, if not resolved to Arthur Andersen LLP's satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in their report on the financial statements; and, during such periods, there were no "reportable events," as that term is defined in Item 304 of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

For the fiscal years ended December 31, 2000 and December 31, 2001 and the interim period subsequent to December 31, 2001, the Company did not consult with KPMG regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the registrant's financial statements, where either a written report or oral advice was provided to the Company by KPMG that KPMG concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" or "reportable event," as those terms are used in Item 304 or Regulation S-K and the related instructions to Item 304 of Regulation S-K. It is expected that representatives of KPMG LLP will be present at the Shareholders' meeting, will have an opportunity to make a statement if they desire to do so, and will respond to appropriate questions.

AUDIT FEES. KPMG LLP billed the Company $36,300, in the aggregate, for professional services rendered by them for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002, and the reviews of the interim financial statements included in the Company's Form 10-Q's filed during the fiscal year ended December 31, 2002. In 2002, Arthur Andersen LLP billed the Company $25,500 for the 2001 audit.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Neither Arthur Andersen LLP nor KPMG LLP provided professional services to the Company of the nature described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X during the fiscal year ended December 31, 2002.

ALL OTHER FEES. Arthur Andersen LLP billed the Company $11,250, in the aggregate, for all other services rendered by them (other than those covered above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees") for the period of January 1 through July 24, 2002 during the fiscal year ended December 31, 2002. KPMG LLP billed the Company $33,000, in the aggregate, for all other services rendered by them (other than those covered above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees") during the fiscal year ended December 31, 2002. The amounts for all other services generally included fees for preparation of Federal and State income tax returns and income tax consulting services.

       SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers and persons who beneficially own more than 10% of our common stock to file with the SEC and American Stock Exchange initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company's common stock. Directors, executive officers and beneficial owners of more than 10% of our common stock are required by SEC rules to furnish the Company with copies of all such reports. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations from directors and executive officers that no other reports were required, the Company believes that Section 16(a) filing requirements applicable to all directors and executive officers were reported timely during the fiscal year ended December 31, 2002.

                        SHAREHOLDER PROPOSALS

Regulations of the Securities and Exchange Commission require that proxy statements disclose the date by which shareholder proposals must be received by the corporate secretary of the Company in order to be included in the Company's proxy materials for the next annual meeting. In accordance with these regulations, shareholders are hereby notified that if they wish a proposal to be included in the Company's proxy statement and form of proxy relating to the 2004 annual meeting, a written copy of their proposal must be received at the principal executive offices of the Company no later than November 14, 2003. Proposals submitted outside the provisions of Rule 14a-8 will be considered untimely if submitted after January 29, 2004. To ensure prompt receipt by the Company, proposals should be sent certified mail, return receipt requested. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in the Company's proxy materials.

                              ANNUAL REPORT

The Company's Annual Report to Shareholders for the fiscal year ended December 31, 2002, accompanies this proxy statement. Additional copies may be obtained by writing to the Company at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

                              OTHER MATTERS

The Board of Directors of the Company does not intend to bring any other matters before the meeting, and it does not know of any proposals to be presented to the meeting by others. If any other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.